UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT TO 1934

        Date of Report (Date of Earliest Event Reported): March 17, 2003

                              SIENA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                        1-6868                                  75-1043392
                (Commission File Number)                      (IRS Employer
                                                            Identification  No.)

 5068 West Plano Parkway,  Suite 300,  Plano, Texas              75093
     (Address of principal executive offices)                  (Zip code)

                                 (972) 381-4255.
              (Registrant's telephone number, including area code)

                          Lomas Financial Corporation.
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS.

The Company has acted as the Trustee of the LFC Creditors Trust since March 1997. Since that time the Company has administered the Trust and managed its assets for the sole benefit of the Trust Beneficiaries. The Company has made a total of nine distributions, including cash and common stock distributions, to the Beneficiaries which total more than $40 million. On March 17, 2003, the Company received a signed order from the Bankruptcy Court ordering the termination of the Trust. During the life of the Trust, the Company received reimbursement of expenses including overhead related to the administration and management of the Trust. The result of the termination of the Trust will materially and adversely impact the revenue and cash flow of the Company.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a)  None.

            (b)  None.

            (c)  None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               SIENA HOLDINGS, INC.

Date: March 17, 2003                           By: /s/ W. Joseph Dryer
                                                   ---------------------
                                               W. Joseph Dryer
                                               President